                                                                  EXHIBIT 10.16

                                      AGREEMENT

This Agreement is between PJ Cowan (the "Player") and Teardrop Golf Company (the "Company") and is made this 25th day of September, 1996. The term of the Agreement shall commence as of this date and continue until December 31, 1996.


1. BASE COMPENSATION: For every Nike Tour Tournament or PGA Tournament that Player uses the Teardrop Putter, Company shall pay Player $250.00 per week. Player also agrees to place the Teardrop logo on his bag, shirt or hat. Company shall supply Player Company's logo slick.

2.  ADDITIONAL COMPENSATION:

    A. MAKING THE CUT - For every week Player qualifies for compensation under paragraph one, and Player makes the cut, Player shall earn an additional $250 per tournament.

    B. TOURNAMENT BONUSES
         1. WIN - Every time Player wins a Nike Tour Tournament or PGA Tour Tournament Company shall pay Player $10,000.

         2. PLACE 2ND. - Every time Player finishes second in a Nike Tour Tournament or PGA Tour Tournament, Company shall pay
              Player $1,000.

         3. PLACE 3RD. - Every time Player finishes third in a Nike Tour Tournament or PGA Tour Tournament, Company shall pay
              Player $500.

3. PERSONAL APPEARANCES: Player shall make 3 personal appearances if so requested by the Company. Company shall pay for Players travel expenses and lodging and said appearances shall not interfere with Player's tournament or golf schedule.

4. USAGE: Player shall use a Teardrop Putter during the contract period. If Player becomes unsatisfied with a Teardrop Putter, Player shall work with the Company to make changes to the Putter in order to make it satisfactory. If Company is unable to supply a Putter satisfactory to Player, Player may use another Company's Putter, provided Player may not promote another Company's Putter during the contract period.

5. PLAYER'S ENDORSEMENT: Player hereby endorses the Teardrop Putter and grants the Company permission to use Player's name and likeness for promotional purposes. Player recognizes the Company plans an initial public offering and authorizes Company to use Player's endorsements in any prospectus associated with the public offering during the fourth quarter of 1996.



The Company
Teardrop Golf Company


By: /s/ Brian Hochman
   ---------------------------
     Brian Hochman
     President

The Player:

/s/ P.J. Cowan
------------------------------
PJ Cowan